AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.

      This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, the Adviser and the Sub-Adviser entered into an Investment Sub-Advisory Agreement effective as of January 31, 2001, and Amended and Restated effective as of the 1st day of December, 2012 ("Agreement"), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of JNL Series Trust.

      WHEREAS,  pursuant  to the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser  for  the  services   provided  and  the  expenses  assumed  by  the
Sub-Adviser sub-advisory fees as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fees as full compensation under the Agreement for such services and expenses.

      WHEREAS, the Adviser and the Sub-Adviser have agreed to revise the sub-advisory fees for the JNL/T. Rowe Price Short-Term Bond Fund as set forth on Schedule B, and, in connection with said revisions, Schedule B to the Agreement must be amended.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

      1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2013, attached hereto.

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of November 27, 2012, effective as of May 1, 2013.

JACKSON NATIONAL ASSET MANAGEMENT, LLC       T. ROWE PRICE ASSOCIATES, INC.

By:  /s/ Mark D. Nerud                       By: /s/ Frank Pollack-Matz
   ------------------------------------          -------------------------------

Name: Mark D. Nerud                          Name: Fran Pollack-Matz
      ---------------------------------            -----------------------------

Title: President and CEO                     Title: Vice President
       --------------------------------             ----------------------------

                                   SCHEDULE B
                                DATED MAY 1, 2013
                                 (Compensation)

--------------------------------------------------------------------------------
                  JNL/T. ROWE PRICE ESTABLISHED GROWTH FUND(1)
--------------------------------------------------------------------------------
                            ASSETS UP TO $1 BILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $250 million                                                     0.40%
--------------------------------------------------------------------------------
$250 to $500 million                                                  0.375%
--------------------------------------------------------------------------------
$500 million to $1 billion                                             0.35%
--------------------------------------------------------------------------------
                         WHEN ASSETS EXCEED $1 BILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
On the first $1 billion                                                0.35%
--------------------------------------------------------------------------------
Amounts over $1 billion                                               0.325%
--------------------------------------------------------------------------------

(1) For the JNL/T. Rowe Price Established Growth Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1 billion. The credit will apply at asset levels between approximately $946 million and $1 billion.

To accommodate circumstances where a Fund's assets fall beneath $1 billion and to prevent a decline in a Fund's assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $946 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.35% fee schedule by the difference between the current portfolio size for billing purposes and the $946 million threshold, divided by the difference between $1 billion and the $946 million threshold. The credit would approach $187,500 annually when a Fund's assets were close to $1 billion and fall to zero at approximately $946 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $946,428,571
----------------------------------------------------------   x   $187,500
                       $53,571,428                               --------

--------------------------------------------------------------------------------
                                       B-1

--------------------------------------------------------------------------------
                         JNL/T. ROWE PRICE VALUE FUND(2)
--------------------------------------------------------------------------------
                           ASSETS UP TO $100 MILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $50 million                                                      0.50%
--------------------------------------------------------------------------------
$50 million to $100 million                                            0.45%
--------------------------------------------------------------------------------
         WHEN ASSETS EXCEED $100 MILLION, BUT ARE LESS THAN $200 MILLION
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
All Assets                                                             0.40%
--------------------------------------------------------------------------------
         WHEN ASSETS EXCEED $200 MILLION, BUT ARE LESS THAN $500 MILLION
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
All Assets                                                             0.35%
--------------------------------------------------------------------------------
          WHEN ASSETS EXCEED $500 MILLION, BUT ARE LESS THAN $1 BILLION
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $500 million                                                    0.325%
--------------------------------------------------------------------------------
$500 million to $1 billion                                             0.30%
--------------------------------------------------------------------------------
                          WHEN ASSETS EXCEED $1 BILLION
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
All Assets                                                             0.30%
--------------------------------------------------------------------------------

(2) For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets reach $1 billion. The credit will apply at asset levels between approximately $958.3 million and $1 billion.

To accommodate circumstances where the Fund's assets fall beneath $1 billion and to prevent a decline in the Fund's assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $958.3 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.30% fee schedule by the difference between the current portfolio size for billing purposes and the $958.3 million threshold, divided by the difference between $1 billion and the $958.3 million threshold. The credit would approach $125,000 annually when the Fund's assets were close to $1 billion and fall to zero at approximately $958.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $958,333,333
----------------------------------------------------------   x   $125,000
                       $41,666,667

--------------------------------------------------------------------------------
                                       B-2

--------------------------------------------------------------------------------
                    JNL/T. ROWE PRICE MID-CAP GROWTH FUND(3)
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $20 million                                                    0.60%
--------------------------------------------------------------------------------
$20 to $50 million                                                   0.50%
--------------------------------------------------------------------------------
$50 to $200 million                                                  0.50%
--------------------------------------------------------------------------------
Amounts over $200 Million                                            0.50%(4)
--------------------------------------------------------------------------------

(3) Fees will be paid based on assets invested in the actively managed portion of the Fund managed by T. Rowe Price, not including assets from the mid-cap growth index strategy portion of the Fund managed by Mellon Capital Management Corporation.

(4) When net assets exceed $200 million, the annual rate asterisked is applicable to all the amounts in the JNL/T. Rowe Price Mid-Cap Growth Fund.

--------------------------------------------------------------------------------
                     JNL/T. ROWE PRICE SHORT-TERM BOND FUND
--------------------------------------------------------------------------------
ASSETS UP TO $1.5 BILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $50 million                                                    0.30%
--------------------------------------------------------------------------------
$50 million  to $100 million                                         0.25%
--------------------------------------------------------------------------------
$100 to $250 million                                                0.175%
--------------------------------------------------------------------------------
$250 to $500 million                                                0.125%
--------------------------------------------------------------------------------
Amounts over $500 Million                                            0.10%
--------------------------------------------------------------------------------
WHEN ASSETS EXCEED $1.5 BILLION
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                           ANNUAL RATE
--------------------------------------------------------------------------------
All assets                                                           0.10%(5)
--------------------------------------------------------------------------------

(5) For net assets greater or equal to $1.5 billion, the Sub-Adviser fees will be .10% on all net assets. The Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1.5 billion. The credit will apply at asset levels between $1.15 billion and $1.5 billion.

To accommodate circumstances where a Fund's assets fall beneath $1.5 billion and to prevent a decline in a Fund's assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1.5 billion, when the flat fee would be triggered, or (b) fall below a threshold of $1.15 billion, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.10% fee schedule by the difference between the current portfolio size for billing purposes and the $1.15 billon threshold, divided by the difference between $1.5 billion and the $1.15 billion threshold. The credit would approach $350,000 annually when a Fund's assets were close to $1.5 billion and fall to zero at $1.15 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1.15 Billion
-----------------------------------------------------------   x   $350,000
                       $350 million

--------------------------------------------------------------------------------
                                       B-3